UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 23, 2010
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On March 29, 2010, Kaiser Aluminum Corporation (the “Company”) entered into an Indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee, in connection with the issuance of $175 million principal amount of its 4.5% Cash Convertible Senior Notes due 2015 (the “Notes”). Under the Indenture, the Company will be required to pay interest on the Notes each April 1 and October 1, beginning October 1, 2010. The Notes will mature on April 1, 2015. The Notes will not be convertible into shares of the Company’s common stock or into any other securities under any circumstances. Instead, upon the conversion of the Notes, the Company will pay an amount of cash based on the market value at that time of the Company’s common stock and a conversion rate initially equal to 20.6949 shares of the Company’s common stock per $1,000 principal amount of the Notes (which is equal to a conversion price of approximately $48.32 per share, representing a 26% conversion premium over the closing price of $38.35 per share of the Company’s common stock on March 23, 2010).
     Holders of the Notes may convert their Notes at their option prior to the close of business on the business day immediately preceding January 1, 2015 only under the following circumstances:
(1) during any calendar quarter commencing after June 30, 2010, if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the applicable conversion price on each applicable trading day;
(2) during the five business day period after any measurement period of five consecutive trading days in which, for each trading day of such period, the trading price per $1,000 principal amount of Notes is less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or
(3) upon the occurrence of specified corporate events.
On and after January 1, 2015 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.
     The Company may not redeem the Notes. If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase the Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
     The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, to be immediately due and payable.
     The preceding description of the Indenture is a summary and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Convertible Note Hedge Transactions
     The convertible note hedge transactions and the warrant transactions described below are separate transactions, are not part of the terms of the Notes and will not change a holder’s rights under the Notes.
     On March 23 and March 26, 2010, the Company entered into convertible note hedge transactions to purchase cash-settled call options relating to shares of the Company’s common stock (the “Call Options”) with each of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Wells Fargo Bank, National Association (collectively, the “Option Counterparties”). The Call Options have an exercise price equal to the conversion price of the Notes, subject to anti-dilution adjustments substantially similar to the anti-dilution adjustments for the Notes. The Call Options will expire upon the maturity of the Notes. The Company paid an aggregate amount of approximately $31.4 million to the Option Counterparties for the Call Options.
     The convertible note hedge transactions are expected to generally reduce the Company’s exposure to potential cash payments in excess of the principal amount of the Notes that it may be required to make upon the conversion of the Notes.
     The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the Call Options that are a part of the convertible note hedge transactions, but the Company will be entitled to receive from the Option Counterparties amounts of cash generally based on the amount by which the market price per share of the Company’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the exercise price of the convertible note hedge transactions (which is initially equal to the initial conversion price of the Notes) during the relevant valuation period under the convertible note hedge transactions.
     Forms of the confirmations relating to the Call Options are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Warrant Transactions
     On March 23 and March 26, 2010, the Company also entered into warrant transactions pursuant to which the Company sold to the Option Counterparties net-share-settled warrants (the “Warrants”) relating to approximately 3.6 million shares of the Company’s common stock. The Warrants expire on July 1, 2015. The Option Counterparties paid an aggregate amount of approximately $14.3 million to the Company for the Warrants.
     If the market price per share of the Company’s common stock, as measured under the terms of the Warrants, exceeds the strike price of the Warrants (which is initially equal to 160% of the closing price of $38.35 per share of the Company’s common stock on March 23, 2010), the Company will owe the Option Counterparties shares of its common stock, having a value equal to such excess, as measured under the terms of the Warrants.
     The Warrants were sold in private placements to the Option Counterparties pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act.
     Forms of the confirmations relating to the Warrants are attached hereto as Exhibits 10.3 and 10.4 and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
Item 8.01. Other Events.
Press Release
     On March 29, 2010, the Company issued a press release announcing the closing of its private placement of $175 million aggregate principal amount of the Notes. The $175 million aggregate principal amount of the Notes includes $25 million of Notes sold pursuant to the initial purchasers’ exercise in full of their overallotment option. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Changes to Risk Factors
     In connection with the private placement of the Notes and the other transactions related thereto, the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have changed. Disclosure regarding changes to such risk factors is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of March 29, 2010.

10.1	Form of Confirmation of Base Call Option Transactions.

10.2	Form of Confirmation of Additional Call Option Transactions.

10.3	Form of Confirmation of Base Warrant Transactions.

10.4	Form of Confirmation of Additional Warrant Transactions.

99.1	Press release, dated March 29, 2010.

99.2	Description of Changes to Risk Factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: March 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 29, 2010.

10.1	Form of Confirmation of Base Call Option Transactions.

10.2	Form of Confirmation of Additional Call Option Transactions.

10.3	Form of Confirmation of Base Warrant Transactions.

10.4	Form of Confirmation of Additional Warrant Transactions.

99.1	Press release, dated March 29, 2010.

99.2	Description of Changes to Risk Factors.